UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

OLD DOMINION FREIGHT LINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina		27360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 889-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	ODFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Patrick D. Hanley

On June 22, 2023, Patrick D. Hanley notified Old Dominion Freight Line, Inc. (the “Company”) of his decision to retire from the Board of Directors of the Company (the “Board”) effective immediately. Mr. Hanley’s decision to retire from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On June 23, 2023, in connection with Mr. Hanley’s retirement, the Board reduced its size to ten directors effective immediately.

Accelerated Vesting of Certain Outstanding Equity Awards of Greg C. Gantt

On June 23, 2023, the Board took action with respect to certain outstanding equity awards of Greg C. Gantt, the Company’s President and Chief Executive Officer. As previously disclosed, Mr. Gantt will retire from these positions effective June 30, 2023, but will remain a member of the Board. In connection with Mr. Gantt’s retirement from the Company and in recognition of his distinguished contributions over his 28 years of service to the Company, and consistent with its authority under the Company’s 2016 Stock Incentive Plan, the Board accelerated the vesting of an aggregate of 12,449 shares of the Company’s common stock subject to Mr. Gantt’s (i) outstanding unvested restricted stock awards, and (ii) outstanding earned and unvested performance-based restricted stock unit awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

	By:	/s/ Kimberly S. Maready
Kimberly S. Maready
Vice President – Accounting & Finance
(Principal Accounting Officer)
Date: June 26, 2023